UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2013

FINANCIAL INSTITUTIONS, INC.

(Exact name of Registrant as specified in its charter)

New York	0-26481	16-0816610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Liberty Street, Warsaw, New York	14569
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 786-1100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On May 8, 2013, at the 2013 Annual Meeting of Shareholders of Financial Institutions, Inc. (the “Company”), Martin K. Birmingham, the Company’s President and Chief Executive Officer, and Kevin B. Klotzbach, Executive Vice President, Chief Financial Officer and Treasurer will share information about the Company and will answer questions from those attending the meeting in person. The slides to be presented are attached as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated by reference into this Item 7.01. A copy of the presentation is also available on the Company’s website: www.fiiwarsaw.com.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Presentation for Annual Meeting of Shareholders on May 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINANCIAL INSTITUTIONS, INC.

Date: May 8, 2013	By:	/s/ Kevin B. Klotzbach
Kevin B. Klotzbach
Executive Vice President, Chief Financial Officer and Treasurer